EXHIBIT 10.12(h)

	SEVERANCE AGREEMENT

	THIS SEVERANCE AGREEMENT (the "Agreement") is made and entered into as of this ____ day of _________, 199__ (the "Effective Date"), by and between ATLANTIC COAST AIRLINES, INC., a Delaware corporation (the "Company") and ____________________ ("Employee").

	W I T N E S S E T H   T H A T:


	WHEREAS, Employee is currently employed by the Company and the Company desires to continue to employ Employee; and Employee desires to continue to be employed by the Company, upon the terms and conditions hereinafter set forth; and

	WHEREAS, the Company and Employee desire to expressly set forth in this Agreement the terms of Employee's employment with the Company; and

	WHEREAS, the Company has determined that the best interests of the Company would be served by entering into this Agreement with Employee; and

	WHEREAS, the Company and Employee are both legally able, and not restricted by prior agreements with other parties, to enter into this Agreement; and

	NOW, THEREFORE, the parties, for and in consideration of the mutual and reciprocal covenants and agreements hereinafter contained, and intending to be legally bound hereby, do contract and agree as follows:

	1.	Employment: The Company hereby employs Employee and Employee hereby accepts employment by the Company and agrees to perform his duties and responsibilities hereunder upon all of the terms and conditions as are hereinafter set forth.

	2.	Duties:  Employee shall serve the Company in the capacities of
Senior Vice President-______________. Employee shall be responsible for supervising and directing all operations of the Company. Employee shall otherwise be responsible for carrying out such other duties and services for the Company commensurate with Employee's position, as may be designated from time to time by the Chief Executive Officer of the Company ( the "CEO").

	3.	Term of Employment:  Employee's term of employment under this
Agreement shall commence on the Effective Date and shall terminate on the last day of the calendar month which is twelve (12) calendar months after the Effective Date, unless further extended as hereinafter set forth. Commencing on each successive anniversary of the Effective Date, the Agreement shall automatically be extended for an additional twelve (12) months without further action by either party unless one party provides the other fifteen (15) days' written notice that such party does not wish to extend the term of this Agreement. The fifteenth (15th) day following the date of such notice shall be deemed to be a "Termination Date" for purposes of this Agreement.

	4.	Extent of Service:  Employee shall devote such time and attention as is required to perform his obligations under this Agreement and will at all times faithfully and industriously, consistent with his ability, experience and talent, perform his duties hereunder under the direction of the CEO.

	5.	Compensation:  During the term of this Agreement, the Company agrees to pay to Employee, and Employee agrees to accept from the Company, in full payment for services rendered by Employee and work to be performed by him under the terms of this Agreement, the following:

		A.	During the first year under this Agreement, an annual base
salary of _____________________________ Dollars ($__________).  Thereafter,
the amount of Employee's base salary shall be adjusted as determined by the Compensation Committee of the Board of Directors of the Company. Employee's base salary for each year shall be payable to him in accordance with the reasonable payroll practices of the Company, as from time to time, in effect for executive personnel (but in no event less often than monthly).

		B.	Employee shall participate in the Company's Senior
Management Incentive Plan, or any successor bonus plan or program for key executives.

		C.	The Company has entered into a Split Dollar Agreement with
Employee effective __________, 199__, which provides for a split dollar plan for a policy of insurance upon the life of Employee in a face amount of __________________ dollars ($____________).

			(i)	Employee is the owner of the policy under the Split
Dollar Agreement and has the right to designate his beneficiary with respect to proceeds of the policy payable upon his death; provided, however, that notwithstanding the foregoing, the Company has a collateral assignment of the policy as security for the repayment of the amounts contributed by the Company toward the payment of premiums for the policy.

			(ii)	The Company shall, each year as required under the
Split Dollar Agreement and the related policy, pay, on or before the due date(s) under the terms of the policy, the entire amount of the annual premium due on the policy acquired pursuant to the terms of the Split Dollar
Agreement. Effective ____________, 199__, the annual premium due on the policy will be determined by multiplying Employee's annual base salary for the then current year by a percentage equal to twenty percent (20%) of said base salary. The initial face amount of the policy will be not less than _______________________ dollars ($___________).

			(iii)	Effective January 1, 1997, in the event that
Employee's employment with the Company is terminated by the Company for other than "for cause" (as hereinafter defined) or should Employee elect to resign his employment with the Company for any reason or no reason, the Company shall pay to Employee a "Deferred Compensation" amount equal to the applicable vested percentage of the total policy premiums paid by the Company pursuant to the Split Dollar Agreement. The applicable vested percentage shall be determined as follows:



	Years of Service 				Percentage Vested

		1-4						0%
		5						25%
		6						35%
		7						50%
		8						65%
		9						80%
		10						100%

		For purposes of determining Years of Service, Employee will be credited with a "Year of Service" for completion of each twelve (12) consecutive month period of employment with the Company, beginning January 1, 1997. Said Deferred Compensation amount shall be paid in a single lump sum payment within fifteen (15) days after the termination date as specified in this Paragraph D.

		Notwithstanding the foregoing, in the event of a change in control (as defined in Item 8 of this Agreement) of the Company, Employee shall become immediately 100% vested in his Deferred Compensation amount.

		The Company shall release its interest in the policy, or a portion thereof, on Employee's life acquired pursuant to the terms of the Split Dollar Agreement, or any or all of the paid up additions standing to the credit of such policy, if any, such that such released interest equals the Deferred Compensation amount paid to Employee pursuant to this Paragraph D. The
Company agrees that the amount of any such release of interest by the Company shall reduce the amount of "Liabilities" (as such term is defined in the Agreement of Assignment of Life Insurance Death Benefit As Collateral entered into between Employee and the Company in connection with the Split Dollar Agreement) owed to the Company in connection with the Split Dollar Agreement and related Collateral Assignment Agreement. Accordingly, the Company also agrees to reduce its collateral assignment of the policy pursuant to the Split Dollar Agreement and related Collateral Assignment Agreement.

		D.	Discretionary compensation, bonuses and benefits in addition to those provided for herein in such amounts and at such times as the
Compensation Committee of the Board of Directors of the Company shall determine.

	6.	Benefits: The Company shall pay for or provide Employee such vacation time and benefits, including but not limited to coverage under the Company's major medical, accident, health, dental, disability and life insurance plans available to other employees of the Company (and, to the extent provided by such policies, Employee's dependents).  The Company shall provide Employee with an executive medical reimbursement plan under which the Company agrees to promptly reimburse Employee for any otherwise unreimbursed premium and/or covered medical expenses, up to $10,000 per calendar year.

	7.	Reimbursement of Expenses: The Company agrees to promptly reimburse
Employee, within fifteen (15) days after presentation of receipts and other appropriate documentation, for all reasonable, ordinary and necessary travel costs and other necessary expenses incurred by Employee in performing his duties pursuant to this Agreement.

	8.	Deductions:  Deductions shall be made from Employee's compensation for social security, federal and state withholding taxes, and any other such taxes as may, from time to time, be required by governmental authority.

	9.	Termination:  Employee's employment with the Company shall be terminated as hereinafter provided:

		A.	Disability.

			(i)	In the event Employee shall become mentally or physically
disabled so as to be unable to perform his duties hereunder (such determination to be made solely by the Company) for six (6) consecutive months, the Company shall have the right to terminate Employee's employment with the Company upon the expiration of such six (6) month period; provided, however, that the Company shall be obligated to provide Employee with the such severance compensation and benefits as hereinafter provided.

			(ii)	In the event Employee's employment is terminated by the
Company due to a disability as provided herein, the Company shall continue to provide Employee with the basic major medical insurance benefits maintained by the Company and shall pay Employee such severance compensation as hereinafter provided for a period (the "Severance Period") which shall be twelve (12)
months from the date of Employee's termination.  Employee's severance compensation ("Severance Compensation") shall be determined as follows:
during the Severance Period Employee shall receive an amount equal to one hundred percent (100%) of his annual base salary in effect at the commencement of his disability. In addition, the Company shall pay Employee a prorated portion of any annual bonus amount accrued through the Termination Date, provided, however, that such bonus amount will be paid at the time that such bonus amounts are normally paid by the Company. The Atlantic Coast Airlines,
Inc. flight pass privileges currently granted to Employee will continue for the Severance Period. However, such flight pass privileges will be limited to flights on Atlantic Coast Airlines only.

			(iii)	Nothing contained herein shall be construed to affect
Employee's rights under any disability insurance or similar policy, whether maintained by the Company, Employee or another party.

			(iv)	For purposes of this Agreement, Employee shall be deemed
to be disabled when he shall have been absent from his duties on a full time basis for six (6) consecutive months.

			(v)	At the end of any disability (other than a disability
that results in the involuntary termination of Employee's employment with the
Company), Employee shall return to work and this Agreement shall continue as though such disability had not occurred.

			(vi)	If Employee desires to return to work at the end of any
disability, but there is a dispute as to whether he is able to perform his duties hereunder, the Company shall have sole discretion in determining whether Employee is able to perform his duties hereunder on a full-time basis.

		B.	Death.

			(i)	Employee's employment with the Company shall terminate
immediately upon Employee's death; provided, however, that the Company shall be obligated to provide Employee with such severance compensation and benefits as hereinafter provided.

			(ii)	In the event Employee's employment with the Company is
terminated due to his death, the Company shall continue to provide Employee's dependents with the basic major medical insurance benefits maintained by the
Company (provided that such dependents were covered under the applicable
Company benefit plan at the time of Employee's death)  and shall pay
Employee's estate Employee's "Severance Compensation" for the "Severance
Period."  For purposes of this Paragraph 9B, the Severance Period shall be twelve (12) months from the date of Employee's death. The amount of Employee's
Severance Compensation shall be determined as follows:  during the Severance
Period, an amount equal to one hundred percent (100%) of Employee's annual base salary in effect at the time of his death. In addition, the Company shall pay Employee a prorated portion of any annual bonus amount accrued through the
Termination Date, provided however, that such bonus amount will be paid at the time that such bonus amounts are normally paid by the Company.

			(iii)	Nothing contained herein shall be construed to affect
Employee's rights under any life insurance or similar policy, whether maintained by the Company, Employee or another party.

		C.	Termination by Employee.

		Employee may terminate his employment with the Company as provided in
Paragraph 3. In such event, the Company shall not be liable to Employee for any compensation, bonus or fringe benefits after the date of termination of employment.

		D.	Termination by the Company.

			(i)	Without Cause.  The Company may, without cause, terminate
this Agreement at any time by giving to Employee fifteen (15) days' written notice by Certified Mail, Return Receipt Requested, at the last known residence of Employee, and such termination shall be effective on the fifteenth (15th) day following the date of such notice (the "Termination
Date").  At the option of the Company, Employee's employment shall be immediately terminated upon receipt of the notice, in which case Employee shall continue to receive his full base salary and related benefits through the Termination Date.  In addition, the Company shall continue to provide
Employee with the basic major medical insurance benefits maintained by the
Company and shall pay Employee "Severance Compensation" for the "Severance
Period."  For purposes of this Paragraph D1, the Severance Period shall be twelve (12) months from the Termination Date.  The amount of Employee's
Severance Compensation shall be determined as follows:  during the Severance
Period, an amount equal to one hundred percent (100%) of Employee's annual base salary in effect at the Termination Date. In addition, the Company shall pay Employee a prorated portion of any annual bonus amount accrued through the
Termination Date, provided however, that such bonus amount will be paid at the time that such bonus amounts are normally paid by the Company. In the discretion of the Company, the Severance Compensation may be paid, in a single lump sum payment or periodic payments in accordance with the reasonable payroll practices of the Company as from time to time in effect for executive personnel (but in no event less often than monthly). The Atlantic Coast
Airlines, Inc. flight pass privileges currently granted to Employee will continue for the Severance Period. However, such flight pass privileges will be limited to flights on Atlantic Coast Airlines only.

			(ii)	For "cause."  Company may terminate Employee's employment
under this Agreement  immediately for "cause."  In such event, the Company shall not be liable to Employee for any compensation, bonus or benefits after the date of termination of employment.  Cause shall be defined as any of the following:  (i) unauthorized misconduct in the performance of Employee's duties hereunder, (ii) commission of an act of dishonesty by Employee or personal misconduct, which act is harmful to the Company, (iii) breach of any provision of this Agreement.  Any termination under this Paragraph D2 shall take effect immediately upon Employee's receipt of written notice from the
Company to Employee.

		E. 	Acceleration of Stock Options.

		In the event that Employee's employment is terminated by the Company without "cause" (as defined in Paragraph 9D), as of the applicable Termination
Date, the option for Employee to purchase up to _________ shares of Common
Stock, par value $.02, of the Company granted _________________ (effective
____________) under the Company's 1995 Stock Plan (the "Option"), as specified in the Atlantic Coast Airlines, Inc. Incentive Stock Option Agreement (the
"Option Agreement"), shall become 100% fully vested and exercisable by
Employee by written notice by Employee to the Secretary of the Company (such notice specifying such further information regarding delivery of such shares as the Secretary of the Company may reasonably request). Payment and period of time for exercise shall be as specified in the Option Agreement.

	10.	Nonsolicitation and Confidentiality.

		A.	Nonsolicitation.  For so long as Employee is an employee of the
Company and continuing for one (1) year thereafter, Employee shall not, without the prior written consent of the Company, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor, officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than the Company: (i) solicit or endeavor to entice away from the
Company or any of its subsidiaries any person or entity who is, or, during the then most recent 12-month period, was employed by, or had served as an agent of, the Company or any of its subsidiaries; or (ii) solicit or endeavor to entice away from the Company or any of its subsidiaries any person or entity who is, or was within the then most recent 12-month period, a customer or client (or reasonably anticipated (to the general knowledge of Employee or the public) to become a customer or client) of the Company or any of its subsidiaries.

		B.	Confidentiality.  Employee covenants and agrees with the
Company that he will not at any time, except in performance of his obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company or any of its subsidiaries and affiliates. The term "confidential information" includes information not previously disclosed to the public or to the trade by the Company's management, or otherwise in the public domain, with respect to the Company's or any of its affiliates' or subsidiaries', products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with the Company), business plans, prospects or opportunities, but shall exclude any information which (i) is or becomes available to the public or is generally known in the industry or industries in which the Company operates other than as a result of disclosure by Employee in violation of his agreements under this Paragraph 10B or (ii) Employee is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.

		C.	Exclusive Property.  Employee confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Employee relating to the business of the Company shall be and remain the property of the Company, except for such papers customarily deemed to be the personal copies of
Employee.

		D.	Injunctive Relief.  Without intending to limit the remedies
available to the Company, Employee acknowledges that a breach of any of the covenants contained in this Section 10 may result in material and irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Section 10 or such other relief as may be required specifically to enforce any of the covenants in this Section
10. If for any reason, it is held that the restrictions under this Section 10 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Section 10 as will render such restrictions valid and enforceable.

	11.	Assignment:  This Agreement, as it relates to the employment of
Employee, is a personal contract and the rights and interests of Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated. However, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns including, without limitation, any corporation or other entity into which the Company is merged or which acquires all or substantially all of the outstanding common stock or assets of the Company.

	12.	Invalid Provisions:  The invalidity of any one or more of the clauses or words contained in this Agreement shall not affect the reasonable enforceability of the remaining provisions of this Agreement, all of which are inserted herein conditionally upon being valid in law; and in the event one or more of the words or clauses contained herein shall be invalid, this instrument shall be construed as if such invalid words or clauses had not been inserted or, alternatively, said words or clauses shall be reasonably limited to the extent that the applicable court interpreting the provisions of this
Agreement considers to be reasonable.

	13.	Specific Performance:  The parties hereby agree that any violation by
Employee of the covenants and agreements contained herein shall cause irreparable damage to the Company, and the Company may, as a matter of course, enjoin and restrain said violation by Employee by process issued out of a court of competent jurisdiction, in addition to any other remedies that said court may see fit to award.

	14.	Binding Effect:  All the terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

	15.	Waiver of Breach or Violation Not Deemed Continuing:  The waiver by the Company of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof.

	16.	Entire Agreement; Law Governing:  This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, by and between the Company and
Employee, and contains all the covenants and agreements among the parties with respect to such subject matter.  This Agreement shall be construed in accordance with the laws of the State of Georgia.

	17.	Paragraph Headings:  The Paragraph headings contained in this
Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.

		IN WITNESS WHEREOF, the Company has hereunto caused this Agreement to be executed by a duly authorized officer and Employee has hereunto set his hand as of the day and year first above written.


		_______________________________
		EMPLOYEE


		COMPANY:
		ATLANTIC COAST AIRLINES, INC.



		By:



		              (CORPORATE SEAL)

______________________
Attest:_________________








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